UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2011

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

On January 26, 2011, Phillips-Van Heusen Corporation (the “Company”) issued a press release to announce that it is entering into discussions to amend its existing credit facility in light of favorable conditions in the credit market.  In connection with this announcement, the Company reaffirmed its previous guidance for revenue and earnings per share for the fourth quarter and full year 2010 and provided additional guidance regarding pro forma revenue and earnings before interest, taxes and depreciation and amortization for 2010 to reflect the Company’s acquisition of Tommy Hilfiger B.V. and certain related companies, as if such acquisition had occurred on the first day of fiscal 2010.  A copy of this press release is attached as Exhibit 99.1 to this report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit	Description
99.1	Press Release, dated January 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: January 26, 2011

Exhibit Index

Exhibit	Description
99.1	Press Release, dated January 26, 2011.